UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 14, 2011

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
7900 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)
(703) 273-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On April 14, 2011, Sunrise Senior Living, Inc. announced in a press release its proposed plans to offer, subject to market and other conditions, up to approximately $75.0 million in aggregate principal amount of its junior subordinated convertible notes. The Company also intends to grant to the initial purchasers an option, exercisable within a 30 day period, to purchase up to an additional $11.25 million principal amount of notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
The Company intends to use the net proceeds from this offering for general corporate purposes. This may include paying down debt obligations of the Company’s joint ventures and/or purchasing joint venture interests in portfolios where the Company currently owns non-controlling interests. In particular, in connection with a potential transaction currently under discussion involving one of the Company’s unconsolidated joint ventures, the Company may determine to use a portion of the net proceeds to fund a capital contribution to that joint venture that could range between an estimated $6.1 million and $30.7 million, which would in turn be used by the joint venture to fund all or a portion of a payment to cure a default under the joint venture’s credit agreement; alternatively, these discussions could result in the Company agreeing to purchase all or a portion of its partner’s interest in the joint venture, which would result in the Company consolidating the joint venture into its financial statements. The joint venture currently has outstanding indebtedness of approximately $365.0 million; if the Company were to consolidate this joint venture, its consolidated financial statements would be impacted significantly. The Company cannot be sure that any of these transactions will be consummated on terms the Company currently considers to be possible, or at all. The remaining net proceeds from this offering may be used for acquisitions, development and general corporate purposes.
This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities, in any state in which such offer, solicitation or sale would be unlawful. Any offers of the securities will be made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.
Item 9.01. Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits. The following exhibits are furnished with this report:

Exhibit 99.1	Press Release issued by Sunrise Senior Living, Inc. dated April 14, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.
Date: April 14, 2011	By:	/s/ Mark S. Ordan
		Name:	Mark S. Ordan
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release issued by Sunrise Senior Living, Inc. dated April 14, 2011